EXHIBIT 10hh-4

                                    AGREEMENT

         THIS AGREEMENT is made and entered into this 19th day of May, 2003, by and between BellSouth Corporation, a Georgia corporation ("Company"), and Ronald
M. Dykes ("Executive") (each, a "Party" and, collectively, the "Parties"):

         Reasons for this Agreement. Company has identified Executive as an individual with significant skills and experience critical to the business of Company. In view of the significant demand for executive talent, the potential impact on Company's executives of the transformational changes occurring within our industry and company, and the need to ensure continuity of Company's senior executive team, Company desires to provide Executive through this Agreement with certain additional incentives to remain in Company's employment. This Agreement is also designed to impose certain reasonable restrictions on Executive's activities designed to protect Company's legitimate business interests and Confidential Information.

         Executive has been employed by Company and its Affiliated Companies since 1971 and, during his tenure, has served in a variety of senior capacities. Executive assumed his current position as Chief Financial Officer in 1995. Executive is responsible for all financial matters and investor relations for Company and reports to Company's Chairman.

         Executive acknowledges that Company and Affiliated Companies, in the course of Executive's employment, disclose or make available Confidential Information to Executive which could be used by Executive to Company's or Affiliated Companies' detriment. In addition, in connection with his employment, Executive has developed (and continues to develop) important relationships and contacts with employees valuable to Company and Affiliated Companies.

         Executive further acknowledges that the restrictive covenants in this Agreement are fair and reasonable, that enforcement of the provisions of this Agreement will not cause him undue hardship, and that the provisions of this Agreement are reasonably necessary and commensurate with the need to protect Company and Affiliated Companies and their legitimate business interests and property from irreparable harm.

         Executive and Company have previously entered into an agreement dated November 19, 2001 (the "Prior Agreement"). Executive and Company now desire to replace the Prior Agreement with this Agreement, which the Parties acknowledge provides Executive with substantial additional benefits.

         Agreement. In consideration of the mutual promises contained in this Agreement including, among other things, substantial additional benefits, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company agree as follows:

         1. Prior Agreement. Executive and Company agree and acknowledge that, upon execution of this Agreement, this Agreement supercedes and replaces the Prior Agreement in its entirety.

         2. Involuntary Termination Before December 31, 2006; Death; Disability.

                  (a) SERP Benefit. In the event Executive's employment is terminated under circumstances described in Section 2(d) below, Executive shall be entitled to benefits under SERP equal to whichever of the following generates the greatest amount:

                  (i) the benefits determined under the formula described in Section 4(a)(i) of this Agreement;

                  (ii) if Executive's employment terminates on or after February 26, 2004, benefits determined under the formula described in Section 4(a)(ii) of this Agreement; or

                  (iii) the benefits provided to Executive under SERP without regard to this Agreement.

                  Except as otherwise provided in this Section 2(a), all other terms and conditions of SERP shall govern Executive's entitlement to benefits thereunder. In the event SERP shall be amended or restated or redesigned, benefits payable with respect to Executive under such amended, restated or redesigned plan shall include a benefit enhancement designed to approximate as nearly as reasonably possible the SERP benefit enhancement described in this
Section 2(a).

                  (b) Termination Allowance. In the event Executive's employment is terminated under circumstances described in Section 2(d) below, Company shall pay to Executive (or, in the event of Executive's death, his estate) a termination allowance. The termination allowance shall be an amount equal to the sum of (i) two hundred percent (200%) of Executive's Base Salary in effect on the date of Executive's termination of employment, plus (ii) one hundred percent (100%) of the standard award amount applicable to Executive under the BellSouth Short Term Incentive Award Plan ("STIAP") for the year in which his date of termination occurs, less all applicable withholdings, payable in a single lump sum payment. Payment of the termination allowance shall be made as soon as practicable following Executive's termination of employment under circumstances entitling him to such payment, and satisfaction of all conditions described in this Agreement on Executive's entitlement to such payment.

                  For purposes of this Agreement, "Base Salary" shall refer to the gross annual base salary payable to Executive including (i) the amounts of any before-tax contributions made by Executive from such salary to the BellSouth Retirement Savings Plan, or any other tax-qualified cash or deferred arrangement sponsored by Company, and (ii) the amount of any other deferrals of such salary under any nonqualified deferred compensation plan(s) maintained by Company.


                  (c) Long-Term Awards. In the event Executive's employment is terminated under circumstances described in Section 2(d) below, each grant to Executive under Company's annual officer long-term award program, including without limitation Performance Shares and Restricted Shares (as such terms are defined in the BellSouth Corporation Stock Plan) awarded to Executive, that is not then vested (or does not by its terms then vest), shall be immediately vested. The foregoing shall apply to grants under Company's officer long-term award program made annually in the ordinary course and shall also apply to any special grants made pursuant to that program which by their terms cover grants for multiple years (in lieu of annual grants in future years).

                  (d) Relevant Circumstances. Executive's employment shall be deemed to have been terminated under circumstances described in this Section 2(d) only if:

                  (i) Executive's employment is terminated (and Executive is not transferred to or reemployed by an Affiliated Company) (1) by Company, other than for Cause, or (2) by Executive for Good Reason, before December 31, 2006, and Executive executes a release satisfying the terms of Section 6(b) of this Agreement;

                  (ii) Executive's employment is terminated by reason of Executive's Disability, and Executive executes a release satisfying the terms of Section 6(b) of this Agreement; or

                  (iii) Executive's employment is terminated by reason of Executive's death.

         3. Employment Through December 31, 2003. If Executive voluntarily retires after having remained actively employed by Company or an Affiliated Company (or a successor to any such entity) continuously through December 31, 2003, and Executive executes a release satisfying the terms of Section 6(b) of this Agreement and is not transferred to or reemployed by an Affiliated Company, Executive shall be entitled to the benefits described in this Section 3.

                  (a) SERP Benefit. Upon retirement as described above in this Section 3, Executive shall be entitled to benefits under SERP equal to whichever of the following generates the greatest amount:

                  (i) an aggregate annual benefit based on (A) sixty percent (60%) of "Included Earnings" (as such term is defined in SERP) instead of the formula described in section 4.4(a)(i)(A) of SERP, and (B) no early retirement discount, instead of the otherwise applicable early retirement discount described in section 4.4(c) of SERP; or

                  (ii) if Executive retires on or after February 26, 2004, a benefit determined under the formula described in Section 3(a)(i) above calculated as if Executive had retired on February 26, 2004; or

                  (iii) the benefits provided to Executive under SERP without regard to this Section 3(a).

                  Except as otherwise provided in this Section 3(a), all other terms and conditions of SERP shall govern Executive's entitlement to benefits thereunder. In the event SERP shall be amended or restated or redesigned, benefits payable with respect to Executive under such amended, restated or redesigned plan shall include a benefit enhancement designed to approximate as nearly as reasonably possible the SERP benefit enhancement described in this
Section 3(a).

                  (b) Retirement Allowance. Upon retirement as described above in this Section 3, Company shall pay to Executive a retirement allowance. The retirement allowance shall be an amount equal to the sum of (i) two hundred percent (200%) of Executive's Base Salary in effect on the date of Executive's retirement, plus (ii) one hundred percent (100%) of the standard award amount applicable to Executive under STIAP for the year in which his retirement occurs, less all applicable withholdings, payable in a single lump sum payment. Payment of the retirement allowance shall be made as soon as practicable following Executive's retirement under circumstances entitling him to such payment, and satisfaction of all conditions described in this Agreement on Executive's entitlement to such payment.

         4. Special Retirement Benefits After December 31, 2006. If Executive remains actively employed by Company or an Affiliated Company (or a successor to any such entity) continuously through December 31, 2006, Executive executes a release satisfying the terms of Section 6(b) of this Agreement and is not transferred to or reemployed by an Affiliated Company, Executive shall be entitled to the special retirement benefits described in this Section 4.

                  (a) SERP Benefit. Upon retirement as described above in this Section 4, Executive shall be entitled to benefits under SERP equal to whichever of the following generates the greatest amount:

                  (i) an aggregate annual benefit based on (A) a percentage of Executive's "Included Earnings" (as such term is defined in SERP) equal to the sum of (1) sixty-five percent (65%) plus (2) the product of 75/100 of one percent (.75%) multiplied by Executive's number of (whole and partial) years of Vesting Service Credit (as such term is defined in SERP) at retirement, instead of the formula described in section 4.4(a)(i)(A) of SERP, and (B) no early retirement discount, instead of the otherwise applicable early retirement discount described in section 4.4(c) of SERP; or

                  (ii)     a benefit determined under the formula described in
                           Section 4(a)(i) above calculated as if Executive had retired on February 26, 2004; or

                  (ii) the benefits provided to Executive under SERP without regard to this Section 4(a).

                  Except as otherwise provided in this Section 4(a), all other terms and conditions of SERP shall govern Executive's entitlement to benefits thereunder. In the event SERP shall be amended or restated or redesigned, benefits payable with respect to Executive under such amended, restated or redesigned plan shall include a benefit enhancement designed to approximate as nearly as reasonably possible the SERP benefit enhancement described in this
Section 4(a).

                  (b) Retirement Allowance. Upon retirement as described above in this Section 4, Company shall pay to Executive a retirement allowance. The retirement allowance shall be an amount equal to the sum of (i) two hundred percent (200%) of Executive's Base Salary in effect on the date of Executive's retirement, plus (ii) one hundred percent (100%) of the standard award amount applicable to Executive under STIAP for the year in which his retirement occurs, less all applicable withholdings, payable in a single lump sum payment. Payment of the retirement allowance shall be made as soon as practicable following Executive's retirement under circumstances entitling him to such payment, and satisfaction of all conditions described in this Agreement on Executive's entitlement to such payment.

                  (c) Long-Term Awards. Upon retirement as described above in this Section 4, each grant to Executive under Company's annual officer long-term award program, including without limitation Performance Shares and Restricted Shares (as such terms are defined in the BellSouth Corporation Stock Plan) awarded to Executive, that is not then vested (or does not by its terms then vest), shall be immediately vested. The foregoing shall apply to grants under Company's officer long-term award program made annually in the ordinary course and shall also apply to any special grants made pursuant to that program which by their terms cover grants for multiple years (in lieu of annual grants in future years).

         5. Restricted Shares Award. If Executive remains actively employed by Company or an Affiliated Company (or a successor to any such entity) through December 31, 2003, the restricted shares granted to Executive on October 26, 2000, pursuant to the BellSouth Corporation Stock Plan Restricted Shares Award Agreement made as of that date and attached hereto as Exhibit "A" (the "Restricted Shares Award Agreement") shall be 100% vested on December 31, 2003, notwithstanding the vesting schedule described in the Restricted Shares Award Agreement.

         6. Discharge and Waiver. (a) Executive fully releases and forever discharges Company and Affiliated Companies, and any employee, officer, director, representative, agent, successor or assign of Company and Affiliated Companies (both in their personal and official capacities), and all persons acting by, through and under or in concert with any of them, from any and all claims, demands, causes of action, remedies, obligations, costs and expenses of whatever nature, whether under the common law, state law, federal law (including but not limited to the Age Discrimination in Employment Act of 1967) or otherwise, through the date of this Agreement, including those arising from or in connection with the terms and conditions of employment with Company (and Affiliated Companies). This paragraph is not intended to and shall not affect benefits to which Executive may be entitled under any pension, savings, health, welfare, or other benefit plan in which Executive is a participant.

                  (b) Furthermore, Company's obligations under this Agreement upon termination of Executive's employment, and Executive's entitlement to any such benefits, are expressly conditioned upon execution by Executive, upon termination of his employment, of a release agreement substantially in the form of the release agreement attached to this Agreement as Exhibit "B," which is incorporated herein by this reference.

         7. Covenant Not to Sue. Executive covenants and agrees not to make or file any claim, demand or cause of action or seek any remedy of whatever nature, whether under the common law, state law, federal law or otherwise, arising from or in connection with the matters discharged and waived in Section 6, above. Notwithstanding the foregoing, in the event Executive files a charge or lawsuit under the Age Discrimination in Employment Act of 1967 ("ADEA") and thereby challenges the validity of the release described in Section 6, such charge or lawsuit will not be considered a breach of this Section 7.

         8. Confidential Information. Executive agrees to protect Confidential Information from misuse or unauthorized disclosure. In addition to complying with all applicable laws governing trade secret and confidential information disclosure, Executive will not (i) use, except in connection with work for Company or Affiliated Companies, or threaten to use, or (ii) disclose, communicate or give others access to (orally, in writing, electronically or digitally) or threaten to disclose, communicate or give other access to any Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean information, whether generated internally or externally, whether in written, oral, digital, electronic or any other form or format, relating to Company's or Affiliated Companies' businesses that derives economic value, actual or potential, from not being generally known to other Persons and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, including, but not limited to, studies and analyses, technical or nontechnical data, programs, patterns, compilations, devices, methods, models (including cost and /or pricing models and operating models), techniques, drawings, processes, employee compensation data, and financial data (including marketing information and strategies and personnel data). For purposes of this Agreement, Confidential Information does not include information that is not a trade secret three (3) years after termination of Executive's employment with Company, but shall continue to include trade secrets as long as information remains a trade secret under applicable law. Executive acknowledges that any use of, reliance upon, disclosure or other misappropriation of Confidential Information inconsistent with the terms of this Agreement (including without limitation acceptance by Executive of a position in which the inevitability of such use, reliance, disclosure or misappropriation is reasonably anticipated) would result in material and irreparable damage and injury to Company or Affiliated Companies.

         9. Limitation on Competition. In consideration of the additional payments, benefits and other rights that are being provided to Executive under this Agreement, while employed by Company or an Affiliated Company, and during the one (1) year after any termination of his employment, Executive agrees not to provide any "Services" (as defined in the third paragraph of this Section 9) to any Person that competes directly with Company or Affiliated Companies, whether Executive provides the Services as an employee, consultant, independent contractor, advisor or director. After the termination of Executive's employment, the foregoing covenant shall restrict Executive's actions only in the Territory.

         For purposes of this Agreement, the term "Territory" shall mean the geographical territory consisting of the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee, which the Parties acknowledge represents geographical territories in which Executive, as of the Effective Date, has responsibility for providing Services to Company and Affiliated Companies. The Parties also acknowledge that the entire Territory consists of geographical territories in which Company and Affiliated Companies, directly or indirectly, are conducting business on the Effective Date. In an effort to impose reasonable limitations on the scope of the Territory, Company has not required that Executive comply with the covenant in this Section 9 in all geographical areas where the Company and Affiliated Companies are licensed to conduct business and are conducting business, even though the Parties acknowledge that Executive is performing Services throughout that entire area. Executive agrees that because of the widespread nature of Company's business and the fact that, as one of the most senior executives in the Company Executive's employment responsibilities extend to all areas where Company and Affiliated Companies operate, Executive's engaging in competitive activity anywhere in the Territory would irreparably injure Company or Affiliated Companies and that, therefore, a more limited geographic restriction is neither feasible nor appropriate.

         For purposes of this Agreement, the term "Services" shall mean services which Executive as of the Effective Date is responsible for providing to Company and Affiliated Companies, which Executive acknowledges consists of the following: financial management, planning, administration, strategic planning, and advisory services with respect to the communications services business, consisting of wireline (local exchange, exchange access and intraLATA toll) telecommunications services, systems and products, wireless (cellular, personal communications service, and mobile data) communications services, systems and products, electronic commerce or communications (internet and web based applications), data transmission and networking, entertainment services, systems and products, paging services, systems and products, and telecommunications directory advertising and publishing.

         Executive represents and warrants that Executive's education, training and experience are such that this Section 9 will not jeopardize or significantly interfere with Executive's ability to secure other gainful employment.

         10. Limitation on Solicitation of Company Personnel. In consideration of the additional payments, benefits and other rights that are being provided to Executive under this Agreement, while employed by Company or an Affiliated Company and during a period of eighteen (18) months after any termination of his employment, Executive will not, directly or indirectly, induce or solicit any employee or other personnel, director, advisor or independent contractor of Company or any Affiliated Company to sever his or its relationship with Company or the Affiliated Company, or recruit or attempt to recruit such parties to enter into a substantially similar relationship with another business; provided, however, that after termination of Executive's employment this restriction shall apply only to parties with whom Executive had material contact within eighteen
(18) months prior to the termination of his employment. However, Executive may hire or otherwise engage on behalf of himself or on behalf of any company or entity any party who terminated his or its relationship with the Company or an Affiliated Company without any inducement or attempted inducement or solicitation by Executive.

         11. Interpretation; Severability of Invalid Provisions. Executive acknowledges and agrees that the limitations described in this Agreement, including specifically the limitations upon his activities, are reasonable in scope, are necessary for the protection of Company's and Affiliated Companies' business, and form an essential part of the consideration for which this Agreement has been entered into. It is the intention of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under applicable laws and public policies. Nonetheless, the rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. The provisions of this Agreement do not in any way limit or abridge Company's or Affiliated Companies' rights under the laws of unfair competition, trade secret, copyright, patent, trademark or any other applicable law(s), all of which are in addition to and cumulative of Company's or Affiliated Companies' rights under this Agreement. Executive agrees that the existence of any claim by Executive against Company or any Affiliated Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by Company or any Affiliated Company of any or all of such provisions or covenants.

         12. Relief. (a) The Parties acknowledge that a breach or threatened breach by Executive of any of the terms of this Agreement would result in material and irreparable damage and injury to Company or Affiliated Companies, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, Company and Affiliated Companies shall be entitled to injunctive relief in the event of Executive's breach or threatened breach of any of the terms contained in this Agreement. In the event of any breach or threatened breach of this Agreement by Executive, if Company or any Affiliated Company should employ attorneys or incur other expenses for the enforcement of any obligation or agreement of Executive contained herein, Executive agrees that, on demand and to the extent permitted by law, Executive shall reimburse Company or the Affiliated Company for its reasonable attorneys' fees and such other reasonable expenses so incurred.

                  (b) In the event that Executive fails to comply with the terms of Section 8, Section 9 or Section 10 of this Agreement, then, in addition to all other rights and remedies available to Company and Affiliated Companies under this Agreement or at law or in equity:

                  (i) all amounts otherwise payable by Company or an Affiliated Company to (or on behalf of) Executive pursuant to the terms of this Agreement for periods subsequent to the date of such failure shall be forfeited and Company and Affiliated Companies shall cease to be under any further obligation to Executive with respect to the compensation and benefits described in this Agreement;

                  (ii) Executive shall refund to Company promptly any and all amounts previously paid to or on behalf of Executive pursuant to the terms of this Agreement for periods subsequent to the occurrence of such failure; and

                  (iii) Executive shall promptly return to Company all shares of Company's common stock delivered to Executive pursuant to the Restricted Shares Award Agreement plus, if any of such shares shall have been previously disposed of, a cash amount equal to the proceeds from such disposition (or the fair market value of such shares on the date of such disposition, if disposed of for less than fair market value).

         13. Arbitration. Except for the right to seek temporary restraint or interim injunctive relief from a court of competent jurisdiction (as provided in Section 12), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of any provision hereof (collectively, a "Claim") shall be settled by arbitration pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Any such arbitration shall be conducted by one arbitrator, with experience in the matters covered by this Agreement, mutually acceptable to the Parties. If the Parties are unable to agree on the arbitrator within thirty (30) days of one party giving the other party written notice of intent to arbitrate a Claim, the American Arbitration Association shall appoint an arbitrator with such qualifications to conduct such arbitration. The decision of the arbitrator in any such arbitration shall be conclusive and binding on the Parties. Any such arbitration shall be conducted in Atlanta, Georgia.

         The Parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

                 _/s/_RDS________                   _/s/_RMD______
                  Company                            Executive

         14. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of Company and Affiliated Companies, and their successors, assignees, and designees, and Executive and Executive's heirs, executors, administrators, personal representatives and assigns.

         15. Entire Agreement; Previous Agreement. This Agreement and all exhibits to this Agreement (which are incorporated into the Agreement by reference) contain the entire agreement between the Parties and no statements, promises or inducements made by either Party, or agent of either Party, which are not contained in this Agreement shall be valid or binding; provided, however, that the matters dealt with herein supersede previous written agreements between the Parties on the same subject matters only to the extent such previous provisions are inconsistent with this Agreement and other provisions in written agreements between the Parties not inconsistent with this Agreement are not affected. This Agreement may not be enlarged, modified or altered except in writing signed by the Parties.

         16. Nonwaiver. The failure of Company or any Affiliated Companies to insist upon strict performance of the terms of this Agreement, or to exercise any option herein, shall not be construed as a waiver or a relinquishment for the future of such term or option, but rather the same shall continue in full force and effect.

         17. Notices. All notices, requests, demands and other communications required or permitted by this Agreement or by any statute relating to this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class, certified mail, postage prepaid, addressed to Company or Executive at the address reflected a Exhibit "C" attached hereto and incorporated herein by this reference.

         18. Nonduplication. Notwithstanding any other provisions of this Agreement, if Executive becomes entitled to benefits under Article III of the CIC Agreement, the severance benefits described in Article III(a) of the CIC Agreement shall be in lieu of any termination allowance to which Executive is otherwise entitled under Section 2 of this Agreement or any retirement allowance to which Executive is otherwise entitled under Section 4(b) of this Agreement. Except as otherwise specifically provided in this Section 18, both this Agreement and the CIC Agreement shall continue in full force and effect, and
Article X(e) of the CIC Agreement shall be interpreted consistently herewith.

         19. Nondisclosure. Executive shall not disclose the existence or terms of this Agreement to any third party (excluding Executive's spouse and children), except to receive advice of legal counsel, financial advisors or tax advisors (who shall also be required to maintain its confidentiality) or to comply with any statutory or common law duty; provided that these restrictions on disclosure shall not apply to the extent that the existence of this Agreement are disclosed by Company or any Affiliated Company as part of its periodic public filings and disclosures or otherwise.

         20. Employment Rights. Company and Executive mutually acknowledge and agree that this Agreement is not intended to and shall not bind either party to an employment relationship of any fixed or minimum duration such that, in the absence of an express written agreement to the contrary, Executive's employment is "at will" and either party shall have the right to terminate the employment relationship for any reason and at any time. Furthermore, Executive shall be subject to the same general terms and conditions of employment as other Company employees.

         21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         22. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Georgia. Executive has been advised to consult with an attorney, acknowledges having had ample opportunity to do so and fully understands the binding effect of this Agreement. In this regard, Executive acknowledges that a copy of this Agreement was provided to Executive for review and consideration for up to twenty-two (22) days. Further, Executive understands that this Agreement may be revoked by Executive within seven (7) days from the date of execution of this Agreement. Executive further acknowledges that he is a sophisticated businessperson and that given his opportunity to review, negotiate and reject this Agreement, has bargaining power equal to that of the Company. Therefore, the provisions of this Agreement shall not be construed against Company.

         23. Definitions. For purposes of this Agreement, the following terms shall have the meaning specified below:

         (a) "Affiliated Companies" - shall mean those subsidiaries and affiliates of Company listed on Exhibit "D" attached hereto and incorporated herein by this reference and any direct successors to those companies through acquisition or merger or by way of name change.

         (b) "Base Salary" - shall have the meaning ascribed to such term in
Section 2 of this Agreement.

         (c) "Cause" - shall mean Executive's (i) engaging in an act (or acts) of willful dishonesty involving Company or Affiliated Companies or their business(es) that is demonstrably injurious to Company or Affiliated Companies;
(ii) refusal or failure to follow
reasonable instructions of Company's Chief Executive Officer or Board of Directors; or (iii) conviction of a crime classified as a felony.

         (d) "CIC Agreement" - shall mean the Executive Severance Agreement entered into by and between Executive and Company on July 31, 2002, providing certain benefits in the event of a change in corporate control of Company, as amended from time to time.

         (e) "Confidential Information" - shall have the meaning ascribed to such term in Section 8 of this Agreement.

         (f) "Disability" - shall mean an illness, injury or other incapacity which qualifies Executive for long-term disability benefits under the principal management long-term disability plan of Company.

         (g) "Effective Date" - shall mean the date on which this Agreement is executed by the Parties as set forth on page 1 hereinabove.

         (h) "Good Reason" - shall mean, without Executive's express written consent a reduction in Executive's Base Salary, or his compensation band, as in effect immediately prior to such reduction, or the failure to pay a bonus award to which Executive is otherwise entitled under any of the short term or long term incentive plans in which Executive participates (or any successor incentive compensation plans).

         (i) "Person" - shall mean any individual, corporation, limited liability entity, bank, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental or other legal or business entity.

         (j) "SERP" - shall mean the BellSouth Corporation Supplemental Executive Retirement Plan, as amended from time to time.

         (k)      "Services" - shall have the meaning ascribed to such term in
Section 9 of this Agreement.

         (l)      "Territory" - shall have the meaning ascribed to such term in
Section 9 of this Agreement.

         IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized representative, and Executive has executed this Agreement, as of the date written above.

EXECUTIVE:                             BELLSOUTH CORPORATION:



 /s/ Ronald M. Dykes                   By:  /s/  R.D. Sibbernsen
RONALD M. DYKES                        Title:  Vice President - Human Resources

                                   EXHIBIT "A"

                    [ATTACH RESTRICTED SHARES AWARD AGREEMENT
                              OF OCTOBER 26, 2000]

                                   EXHIBIT "B"

                                RELEASE AGREEMENT

                  For and in consideration of the mutual promises contained in the Agreement entered into on the __ day of __________, 2003, between Ronald M. Dykes ("Executive") and BellSouth Corporation ("Company"), Executive does hereby, for himself, his heirs, executors, administrators, and assigns, release and forever discharge Company, its subsidiary, affiliated and associated companies, and any employee, officer, director, representative, agent, successor or assign of any such entity, and all persons acting by, through and under or in concert with any of them (both in their personal and official capacities), from any and all claims, demands, actions, causes of action, remedies, suits, obligations, damages, losses, costs and expenses, of whatever kind or nature, whether under common law, state law, federal law or otherwise, including without limitation the Age Discrimination in Employment Act of 1967, as amended, through the date of this Release Agreement, including without limitation those arising from or in connection with the terms and conditions of Executive's employment with Company and any subsidiary, affiliated and associated companies, or the termination of Executive's employment. This Release is not intended to affect benefits to which Executive may be entitled under any pension, savings, health, welfare or other benefit plan in which Executive is a participant.

                  Executive covenants and agrees not to make or file any claim, demand or cause of action or seek any remedy of whatever nature, whether under common law, state law, federal law or otherwise arising from or in connection with the matters discharged and waived above. Notwithstanding the foregoing, in the event Executive files a charge or lawsuit under the Age Discrimination in Employment Act of 1967 ("ADEA") and thereby challenges the validity of the release described herein, such charge or lawsuit will not be considered a breach of this provision.

                  Executive has been advised to consult with an attorney, acknowledges having had ample opportunity to do so, and fully understands the binding effect of this Release Agreement. Executive acknowledges that a copy of this Release Agreement was provided to him on __________, 20__, for review and consideration for up to twenty-two (22) days. Executive understands that this Release may be revoked by him within seven (7) days from the date of execution of this Release Agreement.

                  Executive agrees that this Agreement shall be construed under and governed by the laws of the State of Georgia.

                  Executive now states that the only consideration for his signing this Release Agreement is the mutual promises and payment of the sum described above; that no other promises or agreements of any kind or nature have been made to, or with, him by Company or its agents to cause him to sign this Release Agreement, and that Executive fully understands the meaning and intent of this instrument.

                  WITNESS my hand and seal this ____ day of __________, 20___.



                                            ------------------------------------
                                                       RONALD M. DYKES

                                   EXHIBIT "C"

                                     NOTICES



    To Company:               Charles R. Morgan
                              Executive Vice President and
                              General Counsel
                              BellSouth Corporation
                              2002 Campanile
                              1155 Peachtree Street, N.E.
                              Atlanta, GA  30309

    To Executive:             Ronald M. Dykes
                              xxxxxxxxxxxxxxx
                              xxxxxxxxxxxxxxx
                              (or such other address as shall be provided by Executive to Company from time to time)

                                   EXHIBIT "D"



                       BellSouth Telecommunications, Inc.
                           BellSouth Enterprises, Inc.
                              Cingular Wireless LLC
                          BellSouth Long Distance, Inc.
                 BellSouth Advertising & Publishing Corporation
                L. M. Berry and Company (d/b/a The Berry Company)


                                       D-1